As filed with the Securities and Exchange Commission on February 22, 2021
Registration No. 333-69490

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 North 31st Street
Billings, Montana 59116
(Address, including zip code, of registrant’s principal executive offices)

FIRST INTERSTATE BANCSYSTEM, INC.
2001 STOCK OPTION PLAN
(Full title of plan)

Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(Name and address, including zip code, of agent for service)

(406) 255-5390
(Telephone number, including area code, of agent for service)

Copies to:

Scott A. Berdan, Esq. David Allred, Esq. Polsinelli PC 1401 Lawrence Street, Suite 2300 Denver, CO 80202 (303) 572-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-69490) (the “Registration Statement”) of First Interstate BancSystem, Inc. (the “Registrant”) is filed for the sole purpose of terminating the Registration Statement and deregistering any unsold shares of the Registrant’s common stock previously registered under the Registration Statement and issuable in respect of the First Interstate BancSystem, Inc. 2001 Stock Option Plan (the “Plan”). The Plan is no longer in use by the Registrant and the offering of the Registrant’s securities under the Plan has terminated. Therefore, pursuant to undertakings contained in the Registration Statement, the Registrant is hereby removing from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on February 22, 2021.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer